Exhibit 99.1

Ixia Announces Financial Results for 2016 Third Quarter
CALABASAS, Calif.--November 1, 2016 - Ixia (Nasdaq: XXIA) today reported its financial results for the third quarter ended September 30, 2016.

Total revenue for the 2016 third quarter was $123.9 million, compared with $125.9 million reported for the 2015 third quarter and $120.1 million reported for the 2016 second quarter.

"We are pleased with our results in the third quarter, with revenue and EPS exceeding our guidance. Our revenue performance was driven by growing momentum for our network visibility solutions and record revenue from the enterprise market, which offset softness in our NEM markets," said Bethany Mayer, Ixia’s president and chief executive officer. "We are continuing to execute and invest in our strategy and are pleased with the early results we have generated from the changes we made to our sales leadership and organization.”

On a GAAP basis, the company recorded net income for the 2016 third quarter of $4.8 million, or $0.06 per diluted share, compared with net income of $4.0 million, or $0.05 per diluted share, for the 2015 third quarter, and net income of $1.5 million, or $0.02 per diluted share, for the 2016 second quarter.
Non-GAAP net income for the 2016 third quarter was $15.2 million, or $0.18 per diluted share, compared with non-GAAP net income of $12.3 million, or $0.15 per diluted share, for the 2015 third quarter, and non-GAAP net income of $14.9 million, or $0.18 per diluted share, for the 2016 second quarter.
Additional non-GAAP information and GAAP to Non-GAAP reconciliation information may be found in the attached financial tables.

Ixia ended the 2016 third quarter with $121.5 million in cash, cash equivalents, and investments, compared with $100.8 million at June 30, 2016.

Conference Call and Webcast Information

Ixia will host a conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss with analysts and investors the company’s 2016 third quarter and its business outlook and guidance for the 2016 fourth quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call will be accessible from the “Investors” section of the company’s website (http://investor.ixiacom.com/). Following the live webcast, an archived version will be available in the “Investors” section of the Ixia website for at least 90 days. Certain supplemental financial information will be posted promptly to the website following the issuance of this press release, and additional supplemental financial information will be posted just prior to the start of the conference call.

Non-GAAP Financial Measures

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release. Specifically, we have provided non-GAAP net income and non-GAAP diluted earnings per share measures that, among other adjustments identified in the attached financial tables, exclude from the most directly comparable GAAP measures certain items such as expenses relating to internal investigations and any related remediation efforts, the securities class action and shareholder derivative action that have been settled recently, as well as an ongoing SEC investigation, the amortization of acquisition-related intangible assets, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing the operating performance of our core business, identifying and assessing financial and business trends affecting our business that might otherwise be obscured or distorted, and comparing our results of operations on a consistent basis from period to period by eliminating certain items that may vary independent of business performance. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance and to provide to our investors greater transparency with respect to key metrics used by management to operate our business. These non-GAAP financial measures are used by management, in conjunction with and in addition to our results prepared in accordance with GAAP, to plan, budget, and forecast for future periods and in making operating and strategic decisions. The company also uses these measures in evaluating the performance of management and making determinations regarding executive compensation. The presentation of this additional information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP measures, which are included below in the attached financial tables and also posted on our website.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s business, the growing momentum for our network visibility solutions, and the company’s continuing execution and investment in its strategy. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: changes with respect to the sales momentum for our network visibility solutions; changes in our business strategy and/or in our execution of or investment in such strategy; our success in developing, producing, and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN) and Network Functions Virtualization (NFV); a material weakness in our internal controls; and war, terrorism, political unrest, natural disasters, cybersecurity attacks, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, impact the delivery of our products, and/or change our business strategy, market positioning, and business plans and focus and/or affect our ability to execute on such strategy and plans. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the United States and other jurisdictions.
Investor Relations Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$65,184	$52,472
Marketable securities	56,362	14,504
Accounts receivable, net of allowances of $867 and $1,107, as of September 30, 2016 and December 31, 2015, respectively	95,926	121,932
Inventories	27,040	33,289
Prepaid expenses and other current assets	42,811	44,384
Total current assets	287,323	266,581
Property and equipment, net	37,872	36,536
Intangible assets, net	74,962	103,660
Goodwill	338,873	338,873
Other assets	30,716	34,227
Total assets	$769,746	$779,877

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,635	$15,346
Accrued expenses and other	38,422	70,029
Deferred revenues	108,334	108,436
Term loan, net	4,548	3,045
Total current liabilities	162,939	196,856
Deferred revenues	30,407	22,117
Other liabilities	9,832	7,406
Term loan, net	29,924	34,487
Total liabilities	233,102	260,866

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2016 and December 31, 2015; 81,594 and 80,805 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	201,803	201,087
Additional paid-in capital	238,057	225,432
Retained earnings	97,134	93,525
Accumulated other comprehensive loss	(350)	(1,033)
Total shareholders’ equity	536,644	519,011
Total liabilities and shareholders’ equity	$769,746	$779,877

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Products	$81,005	$85,861	$229,482	$264,571
Services	42,906	40,026	127,200	113,888
Total revenues	123,911	125,887	356,682	378,459
Costs and operating expenses: (1)
Cost of revenues – products (2)	23,017	23,872	64,184	72,108
Cost of revenues – services	4,078	3,607	12,046	12,487
Research and development	25,584	28,538	77,519	83,923
Sales and marketing	40,036	37,920	118,024	113,880
General and administrative	15,001	18,486	44,871	54,274
Amortization of intangible assets	9,636	10,378	29,567	32,190
Acquisition and other related costs	—	(37)	(22)	646
Restructuring	(224)	34	(381)	(527)
Total costs and operating expenses	117,128	122,798	345,808	368,981
Income from operations	6,783	3,089	10,874	9,478
Interest income and other, net	250	(313)	423	(592)
Interest expense	(473)	(2,270)	(1,457)	(6,852)
Income before income taxes	6,560	506	9,840	2,034
Income tax expense (benefit)	1,787	(3,502)	6,231	1,834
Net income	$4,773	$4,008	$3,609	$200
Income per share:
Basic	$0.06	$0.05	$0.04	$0.00
Diluted	$0.06	$0.05	$0.04	$0.00
Weighted average number of common and common equivalent shares outstanding:
Basic	81,412	79,895	81,251	79,336
Diluted	82,839	81,929	82,586	81,085

(1) Stock-based compensation included in:
Cost of revenues – products	$80	$62	$203	$233
Cost of revenues – services	31	24	78	89
Research and development	1,788	1,345	4,785	5,016
Sales and marketing	1,311	1,184	4,208	3,435
General and administrative	1,740	1,816	4,295	5,548

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technologies of $6.3 million and $19.1 million for the three and nine months ended September 30, 2016, respectively, and $6.4 million and $19.3 million for the three and nine months ended September 30, 2015, respectively, which are included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2016	2015
GAAP net income	$4,773	$4,008
Adjustments:
Stock-based compensation (a)	4,950	4,431
Amortization of intangible assets (b)	9,636	10,378
Acquisition and other related costs (c)	—	(37)
Restructuring (d)	(224)	34
Investigations, shareholder litigation and related matters (e)	408	2,832
Income tax effect (f)	(4,327)	(9,387)
Non-GAAP net income	$15,216	$12,259

GAAP diluted income per share	$0.06	$0.05
Adjustments:
Stock-based compensation (a)	0.06	0.05
Amortization of intangible assets (b)	0.11	0.13
Acquisition and other related costs (c)	—	0.00
Restructuring (d)	0.00	0.00
Investigations, shareholder litigation and related matters (e)	0.00	0.03
Income tax effect (f)	(0.05)	(0.11)
Convertible senior notes (g)	—	0.00
Non-GAAP diluted earnings per share	$0.18	$0.15

Shares used in computing GAAP diluted earnings per common share	82,839	81,929
Effect of reconciling item (g)	—	7,168
Shares used in computing non-GAAP diluted earnings per common share	82,839	89,097

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the recently settled securities class action and shareholder derivative action, and (iii) an ongoing SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these costs, which we do not believe are reflective of our business results, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets. We believe that by adjusting for these items we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended September 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
GAAP net income	$3,609	$200
Adjustments:
Stock-based compensation (a)	13,569	14,321
Amortization of intangible assets (b)	29,567	32,190
Acquisition and other related costs (c)	(22)	646
Restructuring (d)	(381)	(527)
Investigations, shareholder litigation and related matters (e)	1,823	7,114
Income tax effect (f)	(10,685)	(15,973)
Non-GAAP net income	$37,480	$37,971

GAAP diluted income per share	$0.04	$0.00
Adjustments:
Stock-based compensation (a)	0.16	0.18
Amortization of intangible assets (b)	0.36	0.40
Acquisition and other related costs (c)	0.00	0.01
Restructuring (d)	0.00	(0.01)
Investigations, shareholder litigation and related matters (e)	0.02	0.09
Income tax effect (f)	(0.13)	(0.20)
Convertible senior notes (g)	—	(0.01)
Non-GAAP diluted earnings per share	$0.45	$0.46

Shares used in computing GAAP diluted income per common share	82,586	81,085
Effect of reconciling item (g)	—	9,307
Shares used in computing non-GAAP diluted earnings per common share	82,586	90,392

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the recently settled securities class action and shareholder derivative action, and (iii) an ongoing SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these costs, which we do not believe are reflective of our business results, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets. We believe that by adjusting for these items we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the nine months ended September 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.